EXHIBIT 5.1

March 23, 2021

Merchants Bancorp

410 Monon Boulevard

Carmel, Indiana 46032

Ladies and Gentlemen:

We have acted as counsel to Merchants Bancorp, an Indiana corporation (the “Corporation”), in connection with the preparation and filing of a registration statement on Form S-3 (No. 333-235744) filed by the Corporation with the Securities and Exchange Commission (the “Commission”) on December 30, 2019 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to (1) the offer and sale by the Corporation of 6,000,000 depositary shares (the “Depositary Shares”), each representing a 1/40th ownership interest in a share of the Corporation’s 6.00% Fixed Rate Series C Non-Cumulative Perpetual Preferred Stock, without par value (the “Series C Preferred Stock”); and (2) the issuance of the Series C Preferred Stock. The Depositary Shares are issued against deposit of 150,000 shares of Series C Preferred Stock, and will be evidenced by depositary receipts (each, a “Depositary Receipt”) issued by Computershare Inc. and Computershare Trust Company, N.A. (acting together, the “Depository”), pursuant to the Deposit Agreement, dated as of March 23, 2021 (the “Deposit Agreement”), among the Corporation, the Depository and the holders from time to time of the Depositary Receipts issued thereunder. This opinion is being filed in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined: (1) the Registration Statement, including the prospectus and prospectus supplement and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (2) the Corporation’s First Amended and Restated Articles of Incorporation, as amended; and (3) the Second Amended and Restated By-laws. We have also reviewed: (1) corporate proceedings of the Corporation relating to the Registration Statement and the transactions contemplated thereby; (2) the Underwriting Agreement, dated March 16, 2021, among the Corporation, Merchants Bank of Indiana and the underwriters named therein, incorporated by reference as an Exhibit to the Registration Statement (the “Underwriting Agreement”); (3) the Deposit Agreement; (4) a copy of the Depositary Receipt for Depositary Shares; and (5) such other agreements, proceedings, documents and records and such matters of law as we have deemed necessary or appropriate to enable us to render this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of the Corporation. In rendering this opinion, we have assumed that (1) the parties to the documents (other than the Corporation) have the necessary power and authority to execute, deliver and perform their obligations under the respective documents, such execution, delivery and performance does not violate such parties’ organizational documents or relevant laws, and such parties have duly authorized, executed and delivered the documents; (2) the genuineness of signatures, and the documents to which such parties are signatories are valid and binding on the applicable parties; (3) the authenticity, accuracy and completeness of all documents, records and certificates submitted to us as originals; (4) the conformity to the originals of all documents, records and certificates submitted to us as copies; (5) the authenticity, accuracy and completeness of the originals of all documents, records and certificates submitted to us as copies.

Based on and subject to the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that (1) the shares of Series C Preferred Stock have been duly authorized and, when issued and delivered by the Corporation to the Depository in accordance with the terms of the Underwriting Agreement and Deposit Agreement, will be validly issued, fully paid and non-assessable; and (2) the Depositary Shares have been duly authorized and, when offered and sold in accordance with the Underwriting Agreement and the Deposit Agreement, will be validly issued and represent legal and valid interests in the Series C Preferred Stock and the holders of the Depositary Shares will be entitled to the rights specified in the Deposit Agreement.

This opinion is limited to the federal securities laws of the United States and the laws of the State of Indiana (excluding federal and state anti-fraud laws) including all applicable Indiana statutory provisions and published and available judicial decisions interpreting these laws, as in effect on the date hereof. We express no opinion as to the effect of the laws of any other jurisdiction.

In rendering the foregoing opinions, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement, the prospectus, any prospectus supplement or other offering material regarding the Corporation or the Series C Preferred Stock and the Depositary Shares or their offer and sale.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Corporation’s Current Report on Form 8-K filed on March 23, 2021 and incorporated by reference into the Registration Statement, and to the reference made to us under the caption “Legal Matters” in the prospectus supplement relating to the Series C Preferred Stock and the Depositary Shares included in the Registration Statement. In giving this consent, we do not thereby admit that we are “experts” within the meaning of Section 11 of the Securities Act, or that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Krieg DeVault LLP

Krieg DeVault LLP

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